Exhibit 99.1

Polar Power Highlights Sharply Improved First Quarter 2026 Performance and Recent Operational Progress

GARDENA, California — June 2, 2026 — Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup and solar hybrid DC power solutions, today highlighted its financial results for its first quarter ended March 31, 2026, which the Company disclosed by its quarterly report on Form 10-Q with the Securities and Exchange Commission on May 20, 2026, and its recent operational progress. The quarter reflected substantial year-over-year gains in gross margin, operating results, and balance sheet strength, supported by a $3.7 million sales order backlog as of March 31, 2026.

●	Gross margin expanded to 65.7% from 18.6% in Q1 2025, approximately 41% including the benefit of a one-time warranty reserve adjustment, and gross profit grew to $1.1 million compared to $319,000 in Q1 2025;

●	Operating expenses declined 22% from $1.4 million in Q1 2025 to $1.1 million in Q1 2026;

●	Net loss narrowed 86% year-over-year to $176,000 in Q1 2026, compared to $1.2 million in Q1 2025;

●	Stockholders’ equity increased to $2.3 million and working capital turned positive at $2.1 million;

●	Reached a settlement to continue operating at its Gardena headquarters at greatly reduced rent;

●	Close to reaching stockholders’ equity compliance; intends to regain compliance within the available cure period;

●	Continues to reduce the outstanding balance on the Pinnacle Bank credit facility. As of May 30, 2026, the balance was $3.2 million, supported by $1.2 million in receivables and $13.7 million in inventory available as collateral, if needed; and

●	Sales Backlog was $3.8 million as of May 30, 2026, which the Company anticipates fulfilling in the coming months to further reduce debt.

FIRST QUARTER 2026 FINANCIAL HIGHLIGHTS

(in thousands, except per share data)	Q1 2026	Q1 2025	Y/Y +/(-) Change
Net sales	$1,728	$1,723	—
Gross profit	$1,135	$320	255%
Gross margin	65.7%	18.6%	47.1 pts
Total operating expenses	$1,111	$1,421	22%
Income (loss) from operations	$24	$(1,101)	102%
Net loss	$(178)	$(1,265)	86%
Net loss per share	$(0.05)	$(0.50)	90%

n/m = not meaningful. Q1 2026 gross margin and operating income included an approximately $0.45 million ($450 thousand) favorable warranty reserve adjustment recorded after a reserve study; excluding this one-time item, gross margin was approximately 39.7%.

MANAGEMENT COMMENTARY

“The first quarter marked clear operating progress for Polar Power. We expanded gross margin to 65.7%, which includes one-time adjustment in warranty reserve, an increase of approximately 41% when compared to the same period last year. We reduced operating expenses by 22% and narrowed our net loss by 86% when compared to the same period last year.

Since quarter-end, we have taken important steps to strengthen our operating and financial position. We entered into a new settlement agreement with the landlord of our Gardena headquarters at 249 E. Gardena Blvd, enabling us to maintain operations at this facility for the next twelve months while reducing our rent from $109,000 to $55,000 monthly rate. Our goal is to combine our three separate facilities into one so we can increase our operating efficiency.

We also remain focused on regaining compliance with Nasdaq Listing Rule 5550(b)(1) relating to stockholders’ equity within the applicable cure period. As of March 31, 2026, stockholders’ equity increased to $2.3 million, compared with $144,000 as of December 31, 2025. In parallel, we continue to expand our sales backlog, adding approximately $916,000 in new orders, approximately 73% of which were from customers in the international telecom market.

On May 21, 2026, we entered into a Restructuring, Implementation and Management Services Agreement with Mammoth Crest Capital, LLC (‘MCC’), effective May 19, 2026. Under the Services Agreement, MCC is obligated to lead and oversee the execution of various operational, organizational, governance, financial, and capital structure initiatives. We look forward to partnering with MCC and anticipate meaningful improvements in operational efficiency as a result of this engagement.

While meaningful challenges remain, we have been in business for 47 years and during this time we have had our ups and downs; we are executing a focused plan to convert improving operating performance into a sustainable financial position,” said Arthur Sams, Founder, President and Chief Executive Officer of Polar Power.

ABOUT POLAR POWER

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), is a technology company that designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, EV charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar Power’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure.

For more information, please visit www.polarpower.com. or follow Polar Power on www.linkedin.com/company/polar-power-inc/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s operating trajectory, liquidity and financing plans, ability to continue as a going concern, ability to satisfy its lease payment arrangement and maintain its facilities, ability to regain and maintain Nasdaq listing compliance, and strategic priorities. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially, including the Company’s substantial doubt about its ability to continue as a going concern, its limited cash and liquidity, the risk of delisting from Nasdaq, customer and supplier concentration, the potential enforcement of remedies by its lender or landlords, and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them except as required by law.

CONTACTS

Investor Relations — Polar Power, Inc.

ir@polarpower.com | (310) 830-9153

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POLAR POWER, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$27	$200
Accounts receivable	1,511	330
Inventories	9,547	9,425
Prepaid expenses	78	76
Total current assets	11,163	10,031

Other assets:
Operating lease right-of-use assets	172	278
Property and equipment, net	112	128

Total assets	$11,447	$10,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable (includes $1,070 and $778 of rents payable)	$2,617	$2,506
Customer deposits	756	764
Accrued liabilities and other current liabilities	807	1,462
Line of credit	3,704	4,036
Notes payable-related party	611	612
Notes payable, current	365	438
Current portion of operating lease liabilities	197	475
Total current liabilities	9,057	10,293

Total liabilities	9,057	10,293

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 3,642,656 shares issued and 3,640,159 shares outstanding on March 31, 2026, and 2,680,156 shares issued and 2,677,659 shares outstanding on December 31, 2025	—	—
Additional paid-in capital	42,077	39,653
Accumulated deficit	(39,647)	(39,469)
Treasury Stock, at cost (2,497 shares)	(40)	(40)
Total stockholders’ equity	2,390	144

Total liabilities and stockholders’ equity	$11,447	$10,437

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Net Sales	$1,728	$1,723
Cost of Sales	593	1,403
Gross profit	1,135	320

Operating Expenses
Sales and marketing	159	260
Research and development	169	160
General and administrative	783	1,001
Total operating expenses	1,111	1,421

Income (loss) from operations	24	(1,101)

Other income (expenses)
Interest expense and finance costs	(202)	(164)
Total other income (expenses), net	(202)	(164)

Net loss	$(178)	$(1,265)

Net loss per share – basic and diluted	$(0.05)	$(0.50)
Weighted average shares outstanding, basic and diluted	3,477,937	2,510,669

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(178)	$(1,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16	17
Changes in warranty liability reserve	(427)	—
Changes in operating assets and liabilities
Accounts receivable	(1,181)	466
Inventories	(122)	(241)
Prepaid expenses	(2)	(21)
Operating lease right-of-use asset	106	302
Accounts payable	111	309
Customer deposits	(8)	151
Accrued expenses and other current liabilities	(228)	17
Operating lease liabilities	(278)	(319)
Net cash used in operating activities	(2,191)	(584)

Cash flows from financing activities:
Net proceeds from issuance of common stock under ATM facility	2,424	—
Proceeds from notes payable-related party	—	163
Repayment of notes payable-related party	(1)	—
Repayment of notes payable	(73)	—
Repayment of advances from credit facility	(332)	(9)
Net cash provided by financing activities	2,018	154

Decrease in cash and cash equivalents	(173)	(430)
Cash and cash equivalents, beginning of period	200	498
Cash and cash equivalents, end of period	$27	$68

Supplemental Cash Flow Information:
Interest paid	$169	$188
Supplemental non-cash investing and financing activities:
Issuance of common stock to director for accrued fees	$—	$8